Exhibit 10.3
TRADEMARK SECURITY AGREEMENT
          TRADEMARK SECURITY AGREEMENT, dated as of October 11, 2007 (the “Agreement”), between LEVI STRAUSS & CO., a Delaware corporation (“Grantor”), and BANK OF AMERICA, N.A., in its capacity as the Agent for the Lenders (the “Agent”), the financial institutions (the “Lenders”) from time to time party to the Credit Agreement referred to below and the Selected Revolving Lenders (as defined in the Credit Agreement referred to below).
W I T N E S S E T H:
          WHEREAS, Grantor and Levi Strauss Financial Center Corporation, a California corporation (together with Grantor, the “Borrowers”), have entered into that certain First Amended and Restated Credit Agreement dated as of May 18, 2006 among the Borrowers, the Lenders and the Agent for the Lenders (the “First Amended and Restated Credit Agreement”);
          WHEREAS, the Lenders, at the request of the Borrowers, agreed to amend and restate the First Amended and Restated Credit Agreement in its entirety and the Borrowers have entered into that certain Second Amended and Restated Credit Agreement dated as of October 11, 2007 among the Borrowers, the Lenders and the Agent for the Lenders (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined; the rules of construction contained therein shall govern the interpretation of this Agreement mutatis mutandis);
          WHEREAS, Grantor, Levi Strauss International Group Finance Coordination Services Comm V.A., a Belgian corporation, or any successor thereto (“LSIFCS”) and certain Material Domestic Subsidiaries of Grantor may from time to time enter, or may from time to time have entered, into one or more Selected Revolving Lender Hedge Agreements in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Grantor, LSIFCS and such Material Domestic Subsidiaries under the Selected Revolving Lender Hedge Agreements, including the obligation of Grantor, LSIFCS and such Material Domestic Subsidiaries to make payments thereunder in the event of early termination or close out thereof, together with all obligations of the Borrowers under the Credit Agreement and the other Loan Documents, be secured hereunder in accordance with the terms hereof;
          WHEREAS, Grantor and certain of its Subsidiaries may from time to time enter, or may from time to time have entered, into one or more arrangements for Selected Revolving Lender Cash Management Services in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Grantor and such Subsidiaries arising in connection with such Selected Revolving Lender Cash Management Services, together with all obligations of the Borrowers under the Credit Agreement and the other Loan Documents, be secured hereunder in accordance with the terms hereof;
          WHEREAS, in order to induce the Agent and the Lenders to amend and restate the First Amended and Restated Credit Agreement and to continue to make the Loans and issue Letters of Credit as provided for in the Credit Agreement, and to induce the Selected Revolving

Lenders to continue to enter into the Selected Revolving Lender Hedge Agreements and to continue to provide the Selected Revolving Lender Cash Management Services, Grantor has agreed to enter into this Agreement and to grant a Lien on the Collateral (as hereinafter defined) to secure the Secured Obligations (as hereinafter defined);
          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. DEFINED TERMS. The following terms shall have the following respective meanings:
          “Actual Use Application” means a federal application to register any Trademark in the United States on an actual use basis under Section 1(a) of the federal Lanham Act (Section 15 U.S.C. 1051(a)).
          “Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.
          “Beneficiaries” means the Agent, the Lenders and each Selected Revolving Lender that has satisfied the requirements of Section 20(l)(iii) hereof.
          “Domestic Levi’s® Brand Business” means the business of Grantor in the United States relating to the use, development, manufacture, marketing, licensing, sale, offering for sale, or distribution of goods and services in connection with the Levi’s® brand line of products.
          “Intent-To-Use Application” means a federal application to register any Trademark in the United States on an intent-to-use basis under Section 1(b) of the federal Lanham Act (15 U.S.C. 1051(b)).
          “Material Value Reduction” means any reduction in the value of Collateral that, in Grantor’s reasonable judgment, individually or in the aggregate during any Fiscal Year of Grantor exceeds $10,000,000.
          “Trademark Registrations” means all registrations for the Trademarks that have been or may hereafter be issued to Grantor in the United States or any state thereof.
          “Trademark Rights” means all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof.
          “Trademarks” means all trademarks, service marks, designs, logos, indicia, trade names, trade dress, corporate names, company names, business names, fictitious business names,

trade styles and/or other source and/or business identifiers now or hereafter owned by Grantor and used in its Domestic Levi’s® Brand Business.
          “UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.
          “Uniform Commercial Code jurisdiction” means any jurisdiction that has adopted “Revised Article 9” of the UCC on or after July 1, 2001.
          All other capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto. All other undefined terms contained in this Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.
     2. GRANT OF LIEN.
          (a) As security for all Secured Obligations, Grantor hereby grants to the Agent, for the benefit of the Beneficiaries, a security interest in and lien on all of the following property and assets of Grantor, whether now owned or existing or hereafter acquired or arising, regardless of where located:
     (i) all right, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all Trademarks, Trademark Registrations, Actual Use Applications, Trademark Rights and goodwill of Grantor’s business symbolized thereby and associated therewith, including but not limited to those Trademark Registrations and Actual Use Applications listed on Schedule 2 attached hereto, as updated from time to time in accordance with Section 20(i) hereof; provided, however, that no security interest shall be granted in any Intent-to-Use Application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the registrability, validity or enforcement of such application under applicable federal law; and
     (ii) all proceeds, products, rents and profits of or from any and all of the foregoing, including, but not limited to, recovery of damages for past, present or future infringement of the foregoing, and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing; the term “proceeds” includes whatever is receivable or received when any of the foregoing or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.
All of the foregoing is herein collectively referred to as the “Collateral.”
     (b) All of the Secured Obligations shall be secured by all of the Collateral.
     3. SECURITY FOR OBLIGATIONS.

          This Agreement secures, and the Collateral assigned by Grantor is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Secured Obligations of Grantor. “Secured Obligations” means all Obligations and liabilities of every nature of the Borrowers now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and, except as set forth below, all obligations and liabilities of every nature now or hereafter existing (i) of Grantor, LSIFCS and each Material Domestic Subsidiary of Grantor, under or arising out of or in connection with any Selected Revolving Lender Hedge Agreement and (ii) of Grantor and each Subsidiary of Grantor, arising out of or in connection with any Selected Revolving Lender Cash Management Services; and together with all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to the Borrowers or any other Grantor, would accrue on such obligations, whether or not a claim is allowed against such Borrower or Grantor for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination or close out of the Selected Revolving Lender Hedge Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Agent or any Lender or Selected Revolving Lender as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantor now or hereafter existing under this Agreement.
     4. PERFECTION AND PROTECTION OF SECURITY INTEREST.
          (a) Grantor shall, at its expense, perform all reasonable steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent’s Liens, including: (i) executing and filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Agent and (ii) taking such other steps as are deemed necessary or reasonably desirable by the Agent to maintain and protect the Agent’s Liens. Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.
          (b) Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the State of New York or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC of the State of New York for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Grantor is an organization, the type of organization and any organization identification number issued to Grantor. Grantor agrees to furnish any such information to the Agent promptly upon request. Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

          (c) From time to time, Grantor shall, upon the Agent’s request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent, the Lenders and the Selected Revolving Lenders, the Collateral, but Grantor’s failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to Grantor. Prior to and including the Trademark Subfacility Payoff Date, the Agent’s Liens shall continue in full force and effect in all Collateral.
          (d) No Reincorporation. Except as permitted under the Credit Agreement, Grantor shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof or change its type of entity as identified on Schedule 1 attached hereto unless it provides notice to the Agent of such reincorporation or reorganization at least thirty (30) days before such reincorporation or reorganization.
          (e) Terminations, Amendments Not Authorized. Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Agent and agrees that it will not do so without the prior written consent of the Agent, subject to Grantor’s rights under Section 9-509(d)(2) of the UCC of the State of New York.
     5. OFFICE LOCATIONS; JURISDICTION OF ORGANIZATION; NAMES.
          (a) Schedule 1 attached hereto identifies Grantor’s name as of the Amendment Date as it appears in official filings in the state of its incorporation or other organization, the type of entity of Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by Grantor’s state of incorporation or organization or a statement that no such number has been issued and the jurisdiction in which Grantor is incorporated or organized. Grantor has only one state of incorporation or organization.
          (b) Grantor (or predecessor by merger or otherwise of Grantor) has not, within the one year period preceding the date hereof, had a different name from the name of Grantor listed on the signature pages hereof, except the names set forth on Schedule 1 attached hereto.
     6. TITLE TO, LIENS ON, AND SALE AND USE OF COLLATERAL. Grantor represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (a) Grantor is the legal and beneficial owner of the entire right, title and interest in and to all Collateral free and clear of all Liens whatsoever, except for Liens permitted under Section 7.13 of the Credit Agreement; (b) Grantor is the sole and exclusive owner of the entire right, title and interest in and to all Trademark Registrations and Actual Use Applications; (c) the Agent’s Liens in the Collateral will not be subject to any prior Lien; and (d) Grantor will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only.

     7. APPRAISALS.
          (a) From and after the Trademark Subfacility Scheduled Reduction Date, one (1) time each Fiscal Year, the Agent may, in its sole discretion, at Grantor’s expense, arrange for appraisals or updates thereof of all of the Collateral from an appraiser, and prepared on a basis, satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.
          (b) Whenever a Default or Event of Default exists, the Agent may, at Grantor’s expense and at the Agent’s sole discretion, arrange for appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.
     8. CERTAIN COVENANTS OF GRANTOR.
          (a) Grantor shall:
          (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral, except where such violation would not have a Material Adverse Effect;
          (ii) if the Agent gives value to enable Grantor to acquire rights in or the use of any Collateral, use such value for such purposes;
          (iii) diligently keep reasonable records respecting the Collateral and at all times keep at least one complete set of its records concerning the Collateral at its chief executive office or principal place of business;
          (iv) furnish to the Agent from time to time at the Agent’s reasonable request statements and schedules further identifying and describing any Collateral and such other reports in connection with such Collateral, all in reasonable detail;
          (v) use reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way impair or prevent the creation of a security interest in, or the assignment of, Grantor’s rights and interests in any property included within the definitions of any Collateral acquired under such contracts;
          (vi) take any and all reasonable steps to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Collateral, including, without limitation, where appropriate entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

          (vii) use proper statutory notice in connection with its use of any Collateral and products and services covered by the Collateral;
          (viii) use a commercially appropriate standard of quality (which may be consistent with Grantor’s past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Trademarks;
          (ix) diligently, at Grantor’s expense, prosecute, file and/or make, unless and until Grantor, in its commercially reasonable judgment, decides otherwise, (A) any Actual Use Application owned by Grantor, (B) any opposition and cancellation proceedings against third party applications and registrations which, in Grantor’s commercially reasonable judgment, violate its Trademark Rights, (C) renew Trademark Registrations and (D) do any and all acts which are necessary or desirable to preserve and maintain all rights in all Collateral; provided, however, Grantor may abandon any Collateral so long as such abandonment, in Grantor’s commercially reasonable judgment, could not reasonably be expected to have a Material Value Reduction; and
          (x) with respect to any Intent-to-Use Application, diligently pursue filing with the United States Patent and Trademark Office of (A) an “Amendment To Allege Use,” or (B) a “Statement Of Use,” consistent with Grantor’s commercially reasonable judgment.
          (b) In addition to the filing of UCC financing statements, the recordation of a Grant of Trademark Security Interest, substantially in the form of Exhibit I attached hereto, with the United States Patent and Trademark Office (such Grant of Trademark Security Interest being referred to herein as a “Grant”), the security interests in the Collateral granted to the Agent for the ratable benefit of the Lenders and the Selected Revolving Lenders will constitute perfected security interests therein, to the extent such security interests may be perfected by filing in the United States, prior to all other Liens (except for Liens expressly permitted by the Credit Agreement), and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken.
          (c) Except as otherwise provided in this Section 8, Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor in respect of the Collateral or any portion thereof. In connection with such collections, Grantor may take (and, after the occurrence and during the continuance of any Event of Default at the Agent’s reasonable direction, shall take) such action as Grantor or the Agent may deem reasonably necessary or advisable to enforce collection of such amounts; provided, the Agent shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to the Agent, and, upon such notification and at the expense of Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as

Grantor might have done. After receipt by Grantor of the notice from the Agent referred to in the proviso to the preceding sentence and during the continuation of any Event of Default, (i) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Agent hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to the Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 20(r) hereof, and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.
          (d) Except as provided herein, Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution, misappropriation or other damage, or reexamination or reissue proceedings as are necessary to protect the Collateral. The Agent shall provide, at Grantor’s expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action including joining as a necessary party.
          (e) In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, Grantor hereby grants to the Agent, for use upon the occurrence and during the continuation of an Event of Default, the irrevocable, nonexclusive right and license to use all present and future copyrights, patents or technical processes owned or used by Grantor that relate to the Collateral, together with any goodwill associated therewith, all to the extent necessary to enable the Agent to realize on, and exercise all rights of the Agent and the Lenders in relation to, the Collateral in accordance with this Agreement (including without limitation advertising in all media as the Agent deems appropriate in connection with marketing and sales of the Collateral) and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, the license granted under this Section 8(e) shall not be construed to limit Grantor’s ability to take reasonable steps, in accordance with its then current business practices, to protect and preserve the Collateral. This right shall inure to the benefit of all successors, assigns and transferees of the Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to Grantor. If and to the extent that Grantor is permitted to license the Collateral, the Agent shall promptly enter into a non-disturbance agreement or other similar arrangement, at Grantor’s request and expense, with Grantor and any licensee of any Collateral permitted hereunder in form and substance reasonably satisfactory to the Agent pursuant to which (i) the Agent shall agree not to disturb or interfere with such licensee’s rights under its license agreement with Grantor so long as such licensee is not in default thereunder, and (ii) such licensee shall acknowledge and agree that the Collateral licensed to it is subject to the security interest created in favor of the Agent and the other terms of this Agreement.

          (f) Notwithstanding the foregoing, in no event shall the foregoing provisions apply to any Trademark Registrations in any state of the United States in the process of being abandoned by Grantor in accordance with the proviso of Section 8(a)(ix) hereof.
     9. REPRESENTATIONS AND WARRANTIES.
          (a) Grantor represents and warrants that set forth on Schedule 2, as updated from time to time in accordance with Section 20(i) hereof, is a true and complete list of all Trademark Registrations and Actual Use Applications owned by Grantor, in whole or in part.
          (b) Grantor further represents and warrants as follows:
     (i) after diligent inquiry, Grantor is not aware of any pending or threatened claim by any third party that any of the Collateral owned, held or used by Grantor is invalid or unenforceable or infringing such third party’s intellectual property rights;
     (ii) all Trademark Registrations and Actual Use Applications are existing, in good standing (i.e., “live” as understood by the United States Patent and Trademark Office), and to the best of Grantor’s knowledge, valid and enforceable; and
     (iii) all filings necessary to maintain the effectiveness of the registrations of all Trademark Registrations have been made and any and all applicable fees have been paid in connection therewith;
except to the extent that all such claims or failures to do so under clauses (i), (ii) and (iii) could not reasonably be expected to have a Material Value Reduction.
          (c) Notwithstanding the foregoing, in no event shall the foregoing provisions apply to any Trademark Registrations in any state of the United States in the process of being abandoned by Grantor in accordance with the proviso of Section 8(a)(ix) hereof.
     10. RIGHT TO CURE. The Agent may, in its discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of Grantor hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Secured Obligations, the Collateral or the Agent’s Liens therein, and which Grantor fails to pay or do, including payment of any judgment against Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or bailee’s claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 10 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Loan Account as a Revolving Loan. Any payment made or other action taken by the Agent under this Section 10 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

     11. POWER OF ATTORNEY. Grantor hereby appoints the Agent and the Agent’s designee as Grantor’s attorney, with power:
          (a) to the extent that Grantor’s authorization given in Section 4(b) hereof is not sufficient, to file such financing statements with respect to this Agreement, with or without Grantor’s signature, or to file a photocopy of this Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in Grantor’s name such financing statements and amendments thereto and continuation statements which may require Grantor’s signature;
          (b) except as otherwise permitted by the Credit Agreement, to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Agent in its sole discretion, any such payments made by the Agent to become Secured Obligations of Grantor to the Agent, due and payable immediately without demand;
          (c) upon the occurrence and during the continuance of an Event of Default, to obtain and adjust insurance required to be maintained by Grantor or paid to the Agent pursuant to the Credit Agreement;
          (d) upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
          (e) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable to enforce the rights of the Agent with respect to any of the Collateral;
          (f) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent’s option and Grantor’s expense, at any time or from time to time, all acts and things that the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do; and
          (g) to do all things necessary to carry out the Credit Agreement and this Agreement.
Grantor ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct. This power, being coupled with an interest, is irrevocable until the Trademark Subfacility Payoff Date.
     12. THE AGENT’S AND LENDERS’ RIGHTS, DUTIES AND LIABILITIES.

          (a) Grantor assumes all responsibility and liability arising from or relating to the use, sale, license or other disposition of the Collateral. The Secured Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent’s Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release Grantor from any of the Secured Obligations. Following the occurrence and during the continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from Grantor, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of Grantor for the Secured Obligations or under the Credit Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and Grantor.
          (b) It is expressly agreed by Grantor that, anything herein to the contrary notwithstanding, Grantor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Agent nor any Lender shall have any obligation or liability under any contract or license by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by the Agent or any Lender of any payment relating to any contract or license pursuant hereto. Neither the Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     13. INDEMNIFICATION.
          (a) In any suit, proceeding or action brought by the Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, Grantor will save, indemnify and keep the Agent, the Lenders and the Selected Revolving Lenders harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of any Person obligated on the Collateral, arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Grantor, except in the case of the Agent, any Lender or any Selected Revolving Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of the Agent, such Lender or such Selected Revolving Lender as finally determined by a court of competent jurisdiction. All such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against the Agent, any Lender or any Selected Revolving Lender.

          (b) Grantor agrees to pay to the Agent upon demand:
     (i) prior to an Event of Default, the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Agent may incur in connection with (A) the administration of this Agreement, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (C) the exercise or enforcement of any of the rights of the Agent hereunder, or (D) the failure by Grantor to perform or observe any of the provisions hereof; and
     (ii) upon the occurrence of and during the continuance of an Event of Default, the amount of any and all costs and expenses, including the fees and expenses of its counsel and of any experts and agents, that the Agent may incur in connection with (A) the administration of this Agreement, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (C) the exercise or enforcement of any of the rights of the Agent hereunder, or (D) the failure by Grantor to perform or observe any of the provisions hereof.
          (c) The obligations of Grantor in this Section 13 shall survive the termination of this Agreement, the Selected Revolving Lender Hedge Agreements, the Selected Revolving Lender Cash Management Services, the Credit Agreement and the other Loan Documents.
     14. LIMITATION ON LIENS ON COLLATERAL. Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of the Agent and the Lenders in and to any of Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.
     15. NOTICE REGARDING COLLATERAL. Grantor will advise the Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a Material Adverse Effect.
     16. REMEDIES; RIGHTS UPON DEFAULT.
          (a) In addition to all other rights and remedies granted to it under this Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, if any Event of Default shall have occurred and be continuing, the Agent may exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event the Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Grantor or any other Person notice and opportunity for a hearing on the Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender or any Selected Revolving Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Agent, the Lenders and the Selected Revolving Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. The Agent shall have the right to conduct such sales on Grantor’s premises or elsewhere and shall have the right to use Grantor’s premises without charge for such time or times as the Agent deems necessary or advisable.
          (b) Grantor further agrees, at the Agent’s request, to assemble the Collateral and make it available to the Agent at a place or places designated by the Agent which are reasonably convenient to the Agent and Grantor, whether at Grantor’s premises or elsewhere. Until the Agent is able to effect a sale, lease, or other disposition of Collateral, the Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Agent. The Agent shall have no obligation to Grantor to maintain or preserve the rights of Grantor as against third parties with respect to Collateral while Collateral is in the possession of the Agent. The Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Agent’s remedies (for the benefit of the Beneficiaries), with respect to such appointment without prior notice or hearing as to such appointment. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Secured Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by the Agent of any other amount required by any provision of law, need the Agent account for the surplus, if any, to Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against the Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of the Agent or such Lender as finally determined by a court of competent jurisdiction. Grantor agrees that ten (10) days prior notice by the Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees or other expenses incurred by the Agent or any Lender to collect such deficiency.
          (c) Except as otherwise specifically provided herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

          (d) To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (a) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against any Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against any Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Grantor acknowledges that the purpose of this Section 16(d) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 16(d). Without limitation upon the foregoing, nothing contained in this Section 16(d) shall be construed to grant any rights to Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 16(d).
     17. ADDITIONAL REMEDIES.
          (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, (i) the Agent shall have the right (but not the obligation) to bring suit, in the name of Grantor, the Agent or otherwise, to enforce any Collateral, in which event Grantor shall, at the request of the Agent, do any and all lawful acts and execute any and all documents required by the Agent in aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify the Agent as provided in Sections 13.7 and 13.12 of the Credit Agreement and Section 13 hereof, as applicable, in connection with the exercise of its rights under this Section 17, and, to the extent that the Agent shall elect not to bring suit to enforce any Collateral as provided in this Section 17, Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Collateral by others and for that purpose agrees to use its commercially reasonable judgment in maintaining any action, suit or proceeding against any

Person so infringing reasonably necessary to prevent such infringement; (ii) upon written demand from the Agent, Grantor shall execute and deliver to the Agent an assignment or assignments of the Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; (iii) Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Agent (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Collateral; and (iv) within five Business Days after written notice from the Agent, Grantor shall make available to the Agent, to the extent within Grantor’s power and authority, such personnel in Grantor’s employ on the date of such Event of Default as the Agent may reasonably designate, by name, title or job responsibility, to permit Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by Grantor under or in connection with the Collateral, such persons to be available to perform their prior functions on the Agent’s behalf and to be compensated by the Agent at Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.
          (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment to the Agent of any rights, title and interests in and to the Collateral shall have been previously made, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of Grantor, the Agent shall promptly execute and deliver to Grantor such assignments as may be necessary to reassign to Grantor any such rights, title and interests as may have been assigned to the Agent as aforesaid, subject to any disposition thereof that may have been made by the Agent; provided, after giving effect to such reassignment, the Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to the Agent and Liens expressly permitted by the Credit Agreement.
     18. LIMITATION ON AGENT’S AND LENDERS’ DUTY IN RESPECT OF COLLATERAL. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property.
     19. APPOINTMENT AS COLLATERAL AGENT.
          (a) The Agent on behalf of the Lenders and each Selected Revolving Lender with respect to which a written notice has been received pursuant to Section 20(l)(iii) hereof hereby appoints Bank of America, N.A. to serve as collateral agent and representative of the

Agent (the “Collateral Agent”) and authorizes the Collateral Agent to act as agent for the Agent for the purposes of executing and delivering on its behalf the Collateral Documents and, subject to the provisions of this Agreement, enforcing the Agent’s rights in respect of the Collateral and the obligations of each Loan Party under the Collateral Documents.
          (b) (i) The Collateral Agent shall have each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Agent under the Collateral Documents, which shall be exercisable by and vest in the Collateral Agent to the extent necessary or desirable to enable the Collateral Agent to exercise such rights, powers and privileges and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by the Collateral Agent shall run to and be enforceable by the Collateral Agent, and (ii) the provisions of Section 13 hereof and of Section 13.12 of the Credit Agreement that refer to the Agent shall inure to the benefit of the Collateral Agent and all references therein to the Agent shall be deemed to be references to the Agent and/or the Collateral Agent, as the context may require.
     20. MISCELLANEOUS.
          (a) Reinstatement; Indemnity for Returned Payments.
     (i) This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets.
     (ii) If after receipt of any payment which is applied to the payment of all or any part of the Secured Obligations, the Agent, any Lender or any Selected Revolving Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Secured Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent, such Lender or such Selected Revolving Lender and Grantor shall be liable to pay to the Agent, the Lenders, and the Selected Revolving Lenders and hereby does indemnify the Agent, the Lenders and the Selected Revolving Lenders and hold the Agent, the Lenders and the Selected Revolving Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 20(a) shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent, any Lender or any Selected Revolving Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent’s, the Lenders’ and the Selected Revolving Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 20(a) shall survive the termination of this Agreement.

          (b) Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be given in the manner, and deemed received, as provided for in the Credit Agreement.
          (c) Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder. This Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of the Agent, the Lenders and Grantor with respect to the matters referred to herein and therein.
          (d) Limitation of Liability. No claim may be made by Grantor, any Lender or any Selected Revolving Lender for which the Agent has received the notice required by Section 20(l)(iii) hereof or other person against the Agent or any other Beneficiary, or the Affiliates, directors, officers, employees, counsel, representatives, agents or attorneys-in-fact of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this agreement or any other loan document, or any act, omission or event occurring in connection therewith, and Grantor, each Lender and each Selected Revolving Lender for which the Agent has received the notice required by Section 20(l)(iii) hereof hereby waive, release and agree not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
          (e) No Waiver; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Borrower and/or Grantor and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver, alteration, modification or amendment by the Agent or any Lender will be effective unless it is in writing and duly executed by the Agent and Grantor, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent’s and each Lender’s rights thereafter to require strict performance by Grantor of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Secured Obligations without any prior recourse to the Collateral. The Agent’s and each Lender’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.
          (f) Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.
          (g) Termination of this Agreement. After the Trademark Subfacility Payoff Date, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination the Agent will, at Grantor’s expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination. In addition, in connection with the release of the Agent’s security interest over any Collateral as contemplated by Section 12.11(a)(iii) of the Credit Agreement, the Agent will, at the reasonable request of Grantor and at its expense, execute such documents as are necessary to release such security interest.
          (h) Successors and Assigns. This Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor (including any debtor-in-possession on behalf of Grantor) and shall, together with the rights and remedies of the Agent, for the benefit of the Agent, the Lenders and the Selected Revolving Lenders, hereunder, inure to the benefit of the Agent, the Lenders and the Selected Revolving Lenders, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to the Agent, for the benefit of the Agent, the Lenders and the Selected Revolving Lenders, hereunder. Grantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Agreement. Without limiting the generality of the foregoing, (A) but subject to the provisions of Section 11.2 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lenders herein or otherwise and (B) any Selected Revolving Lender may assign or otherwise transfer any Selected Revolving Lender Hedge Agreements to which it is a party to any other Person in accordance with the terms of such Selected Revolving Lender Hedge Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Selected Revolving Lenders herein or otherwise.
          (i) Trademark Supplements. If Grantor shall hereafter obtain rights to any new Collateral, the provisions of this Agreement shall automatically apply thereto. Within 45 days after the end of each Fiscal Quarter of Grantor during which Grantor acquires any rights to Collateral in the form of a Trademark Registration or Actual Use Application, Grantor shall (i) notify the Agent of all such rights and applications in writing and (ii) execute and deliver to the Agent a Trademark Supplement, substantially in the form of Exhibit II attached hereto (a “Trademark Supplement”), pursuant to which Grantor shall grant to the Agent a security interest to the extent of its interest in such Collateral. In addition, Grantor shall, prior to the end of such 45-day period, record the Trademark Supplement with the United States Patent and Trademark Office. Upon delivery to the Agent of a Trademark Supplement, Schedule 2 attached hereto and Schedule A to Grant, as applicable, shall be deemed modified to include reference to any right, title or interest in any existing Collateral or any Collateral set forth on Schedule A to such Trademark Supplement. Grantor hereby authorizes the Agent to modify this Agreement without the signature or consent of Grantor by attaching Schedule 2, as applicable, that have been modified to include such Collateral or to delete any reference to any right, title or interest in any Collateral in which Grantor no longer has or claims any right, title or interest; provided, the failure of Grantor to execute an Trademark Supplement with respect to any additional Collateral pledged pursuant to this Agreement shall not impair the security interest of the Agent therein or otherwise adversely affect the rights and remedies of the Agent hereunder with respect thereto. Notwithstanding the foregoing, Grantor shall not be required to record the security interest of the Agent in any Collateral, if such recordation would result in the grant of a Trademark, or any application therefor, in the name of the Agent. Notwithstanding anything to the contrary herein, no security interest shall be granted in any Intent-to-Use Application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the registrability, validity or enforcement of such application under applicable federal law. Once any such Intent-to-Use Application matures into an Actual Use Application by Grantor’s receipt of written notification from the United States Patent and Trademark Office of its acceptance of either an “Amendment to Allege Use” or “Statement Of Use,” such Actual Use Application shall be deemed to be new Collateral subject to this Section 20(i). Within 45 days after the end of each Fiscal Quarter of Grantor during which Grantor abandons any Collateral as permitted by Section 8(a)(ix) hereof, Grantor shall notify the Agent of any such abandonment in writing.
          (j) Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and, in the case of any such amendment or modification, by Grantor, and Grantor hereby waives any requirement of notice of or consent to any such amendment. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
          (k) Counterparts; Effectiveness of Signatures. This Agreement may be executed in any number of counterparts, and by the Agent and Grantor in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement and notices under this Agreement may be transmitted and/or signed by telefacsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on Grantor and Beneficiaries. The Agent may also require that any such document and signature be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile document or signature.
          (l) The Agent as Agent.
     (i) The Agent has been appointed to act as Agent hereunder by the Lenders. The Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights and to take or refrain from taking any action, solely in accordance with this Agreement and the Credit Agreement.
     (ii) The Agent shall at all times be the same Person that is the Agent under the Credit Agreement. Written notice of resignation by the Agent pursuant to Section 12.9 of the Credit Agreement shall also constitute notice of resignation as Agent under this Agreement; and appointment of a successor agent pursuant to Section 12.9 of the Credit Agreement shall also constitute appointment of a successor Agent under this Agreement. Upon the acceptance of any appointment as agent under Section 12.9 of the Credit Agreement by a successor agent, that successor agent shall thereupon succeed to become vested with all the rights, powers, privileges and duties of the retiring Agent under this Agreement, and the retiring Agent under this Agreement shall promptly (i) transfer to such successor Agent all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under this Agreement and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Agent of the rights created hereunder, whereupon such retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Agreement shall inure to its benefits as to any actions taken or omitted to be taken by it under this Agreement while it was the Agent hereunder.
     (iii) The Agent shall not be deemed to have any duty whatsoever with respect to any Selected Revolving Lender until it shall have received written notice in form and substance satisfactory to the Agent from Grantor or the Selected Revolving Lender as to the existence and terms of the applicable Selected Revolving Lender Hedge Agreement or Selected Revolving Lender Cash Management Services and unless such Selected Revolving Lender has satisfied the requirements of Section 3.12 of the Credit Agreement. Each such Selected Revolving Lender, by its acceptance of the benefits hereof, hereby appoints the Agent as Agent for such Selected Revolving Lender for purposes of this Agreement.
(m) Governing Law.
     (i) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).
     (ii) GRANTOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK CITY, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO THIS AGREEMENT, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. GRANTOR IRREVOCABLY WAIVES ALL CLAIMS,

OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. Nothing herein shall limit the right of the Agent or any Beneficiary to bring proceedings against Grantor in any other court. Nothing in this Agreement shall be deemed to preclude enforcement by the Agent of any judgment or order obtained in any forum or jurisdiction.
     (iii) GRANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO GRANTOR AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE OTHER BENEFICIARIES TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.
          (n) Waiver of Jury Trial. GRANTOR, THE AGENT AND THE OTHER BENEFICIARIES EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. GRANTOR, THE AGENT AND THE OTHER BENEFICIARIES EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, GRANTOR, THE AGENT AND THE OTHER BENEFICIARIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 20(n) AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
          (o) Section Titles. The Section titles contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.
          (p) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
          (q) Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 20(m) and 20(n) hereof, with its counsel.
          (r) Benefit of the Lenders and the Selected Revolving Lenders. (i) All Liens granted or contemplated hereby shall be for the benefit of the Agent, the Lenders and the Selected Revolving Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of the Credit Agreement; and (ii) in the event that any Lien hereunder is released by the Agent under the Credit Agreement for any reason, such release shall be effective to release such Lien with respect to all Obligations (including all obligations of Grantor, LSIFCS and each Material Domestic Subsidiary of Grantor under the Selected Revolving Lender Hedge Agreements and any and all obligations of Grantor and each of its Subsidiaries incurred in connection with the Selected Revolving Lender Cash Management Services).
[signatures follow]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

LEVI STRAUSS & CO.

By:	/s/ Paul Smith
Name: Paul Smith
Title: Vice President, Tax and Treasury

Address: Levi’s Plaza
1155 Battery Street
San Francisco, CA 94111

BANK OF AMERICA, N.A.,
as Agent

By:	/s/ David Knoblauch
Name: David Knoblauch
Title: Senior Vice President

S-1

SCHEDULE 1
TO
TRADEMARK SECURITY AGREEMENT
Office Locations; Jurisdiction of Organization; Names
[To Be Provided by Grantor]

I-1

SCHEDULE 2
TO
TRADEMARK SECURITY AGREEMENT
Trademarks
[To Be Provided by Grantor]

2-1

EXHIBIT I TO
TRADEMARK SECURITY AGREEMENT
[FORM OF] GRANT OF TRADEMARK SECURITY INTEREST
          WHEREAS, LEVI STRAUSS & CO., a Delaware corporation (“Grantor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Collateral (as defined below); and
          WHEREAS, Grantor and Levi Strauss Financial Center Corporation, a California corporation (together with Grantor, the “Borrowers”), have entered into that certain Second Amended and Restated Credit Agreement dated as of October 11, 2007 (said Credit Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the financial institutions named therein (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the “Lenders”), and Bank of America, N.A., as Agent for the Lenders (in such capacity, the “Agent”) pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Borrowers; and
          WHEREAS, pursuant to the terms of that certain Trademark Security Agreement dated as of October 11, 2007 (said Trademark Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the “Trademark Security Agreement”), between Grantor and the Agent, Grantor has created in favor of Agent a security interest in, and Agent has become a secured creditor with respect to, the Collateral; and
          WHEREAS, Grantor, Levi Strauss International Group Finance Coordination Services Comm V.A., a Belgian corporation, or any successor thereto (“LSIFCS”) and certain Material Domestic Subsidiaries of Grantor may from time to time enter, or may from time to time have entered, into one or more Selected Revolving Lender Hedge Agreements in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Grantor, LSIFCS and such Material Domestic Subsidiaries under the Selected Revolving Lender Hedge Agreements, including the obligation of Grantor, LSIFCS and such Material Domestic Subsidiaries to make payments thereunder in the event of early termination or close out thereof, together with all obligations of the Borrowers under the Credit Agreement and the other Loan Documents, be secured hereunder in accordance with the terms hereof; and
          WHEREAS, Grantor and certain of its Subsidiaries may from time to time enter, or may from time to time have entered, into one or more arrangements for Selected Revolving Lender Cash Management Services in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Grantor and such Subsidiaries arising in connection with such Selected Revolving Lender Cash Management Services, together with all obligations of the Borrowers under the Credit Agreement and the other Loan Documents, be secured hereunder in accordance with the terms hereof; and

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Trademark Security Agreement, to evidence further the security interest granted by Grantor to Agent pursuant to the Trademark Security Agreement, Grantor hereby grants to the Agent, for the benefit of the Beneficiaries, a security interest in and lien on all of the following property and assets of Grantor, whether now owned or existing or hereafter acquired or arising, regardless of where located (the “Collateral”):
          (i) all right, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all Trademarks, Trademark Registrations, Actual Use Applications, Trademark Rights (each as defined below) and goodwill of Grantor’s business symbolized thereby and associated therewith, including but not limited to those Trademark Registrations and Actual Use Applications listed on Schedule A attached hereto; provided, however, that no security interest shall be granted in any Intent-to-Use Application (as defined below) to the extent that, and solely during the period in which, the grant of a security interest therein would impair the registrability, validity or enforcement of such application under applicable federal law; and
     (ii) all proceeds, products, rents and profits of or from any and all of the foregoing, including, but not limited to, recovery of damages for past, present or future infringement of the foregoing, and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing; the term “proceeds” includes whatever is receivable or received when any of the foregoing or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.
          “Actual Use Application” means a federal application to register any Trademark in the United States on an actual use basis under Section 1(a) of the federal Lanham Act (Section 15 U.S.C. 1051(a)).
          “Domestic Levi’s® Brand Business” means the business of Grantor in the United States relating to the use, development, manufacture, marketing, licensing, sale, offering for sale, or distribution of goods and services in connection with the Levi’s® brand line of products.
          “Intent-To-Use Application” means a federal application to register any Trademark in the United States on an intent-to-use basis under Section 1(b) of the federal Lanham Act (15 U.S.C. 1051(b)).
          “Trademark Registrations” means all registrations for the Trademarks that have been or may hereafter be issued to Grantor in the United States or any state thereof.
          “Trademark Rights” means all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof.

          “Trademarks” means all trademarks, service marks, designs, logos, indicia, trade names, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers now or hereafter owned by Grantor and used in its Domestic Levi’s® Brand Business.
          Grantor does hereby further acknowledge and affirm that the rights and remedies of Agent with respect to the security interest in the Collateral granted hereby are more fully set forth in the Trademark Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
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          IN WITNESS WHEREOF, Grantor has caused this Grant of Trademark Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the ___day of                     , ___.

LEVI STRAUSS & CO.

By:

Name:
Title:

SCHEDULE A
TO
GRANT OF TRADEMARK SECURITY INTEREST

Owner	Trademark Description	Registration/Appl. Number	Registration/Appl. Date

I-A-1

EXHIBIT II TO
TRADEMARK SECURITY AGREEMENT
[FORM OF] TRADEMARK SUPPLEMENT
          This TRADEMARK SUPPLEMENT, dated as of [                     ___], is delivered pursuant to and supplements (i) Trademark Security Agreement, dated as of October 11, 2007 (said Trademark Security Agreement, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the “Trademark Security Agreement”), between Levi Strauss & Co., Delaware corporation (“Grantor”), and Bank of America, N.A., as Agent, and (ii) the Grant of Trademark Security Interest dated as of                      (said Grant of Trademark Security Interest, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the “Grant”; the terms defined therein and not otherwise defined herein being used herein as therein defined) executed by Grantor.
          Grantor grants to the Agent a security interest in all of Grantor’s right, title and interest in and to the Collateral set forth on Schedule A attached hereto; provided that no security interest shall be granted in any Intent-to-Use Application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the registrability, validity or enforcement of such application under applicable federal law. All such Collateral shall be deemed to be part of the Collateral and shall be hereafter subject to each of the terms and conditions of the Trademark Security Agreement and the Grant.
          IN WITNESS WHEREOF, Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of the date first above written.

LEVI STRAUSS & CO.

By:
Name:
Title:
II-1

SCHEDULE A
TO
TRADEMARK SUPPLEMENT

II-A-1